Exhibit 99.04

                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                           3 Months Ended March
                                  ----------------------------------------
                                    2005            2004          Change
                                    ----            ----          ------
Income Account-

Retail Revenue                     $2,269          $2,144         $125
Wholesale Revenue                     347             351           (4)
Other Electric Revenues               101              93            8
Non-regulated Operating Revenues      147             144            3
                                   ------          ------         ----
Total Revenues                      2,864           2,732          132
                                   ------          ------         ----
Fuel and Purchased Power            1,018             959           59
Non-fuel O & M                        821             751           70
Depreciation and Amortization         293             241           52
Taxes Other Than Income Taxes         163             158            5
                                   ------          ------         ----
Total Operating Expenses            2,295           2,109          186
                                   ------          ------         ----
Operating Income                      569             623          (54)
Other Income, net                      11              (2)          13
Interest Charges and Dividends        178             167           11
Income Taxes                           79             123          (44)
                                   ------          ------         ----
NET INCOME (See Notes)             $  323          $  331         $ (8)
                                   ======          ======         =====


Notes
-----

-Certain prior year data has been reclassified to conform with current year presentation.
-Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.